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                                                                   Exhibit 10.39


                         SUPPLEMENTAL AGREEMENT NO. 1
                         ----------------------------
                                    to the
                                    ------
                              ADVISORY AGREEMENT
                              ------------------



     This Supplemental Agreement No. 1 (this "Supplemental Agreement") is entered into as of August 2, 2000 by and among ChipPAC, Inc., a Delaware corporation, ChipPAC Limited, a corporation incorporated under the laws of the Territory of the British Virgin Islands, ChipPAC International Company Limited, a corporation incorporated under the laws of the Territory of the British Virgin Islands (collectively, the "Companies") and SXI Group LLC ("SXI") (collectively, the "Parties"), and hereby amends and supplements the Advisory Agreement (the "Advisory Agreement") entered into as of August 5, 1999 by and among the Parties.

     WHEREAS, pursuant to a Registration Statement on Form S-1 (Registration No. 333-39428) filed with the Securities and Exchange Commission on June 16, 2000, and as amended from time to time (the "Registration Statement"), the Company is preparing an initial public offering (the "Offering");

     WHEREAS, the Parties have agreed that upon completion of the Offering, the Company will no longer need the services provided to it by SXI under the Advisory Agreement, and SXI will no longer need to provide such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

     1. Early Termination. The Advisory Agreement shall terminate immediately upon the satisfaction or written waiver of all of the conditions listed in
Section 2 below; provided however, that any obligations of the Companies owed under Sections 3 or 4 of the Advisory Agreement arising prior to the termination shall survive termination and Sections 6, 7, 8 and 12 of the Advisory Agreement shall survive termination.

of the Advisory Agreement.

     2.   Conditions.  The Advisory Agreement shall terminate pursuant to
Section 1 above, upon the satisfaction or written waiver of all of the following:

          a.   Offering.  The Offering shall have been consummated.

          b. Payment of Termination Fee. The Company shall have delivered to SXI, by wire transfer of immediately available funds to an account or accounts as SXI shall designate, an amount equal to $4 million (the "Termination Fee").

          c. Payment of All Fees. The Company shall have delivered to SXI by wire transfer of immediately available funds to an account or accounts as SXI shall designate, or by any other method or form of payment as SXI approves, all and any amounts owed under Sections 3 or 4 of the Advisory Agreement as of and up until the date of the termination of the Advisory Agreement pursuant to
Section 1, above.

          d. The Advisory Agreement between the Companies and Bain Capital, Inc. shall have been terminated on terms identical to those contained in this Supplemental Agreement.
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     3.   Notices.  All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

          To the Companies, as appropriate:
          --------------------------------

          ChipPAC, Inc.
          3151 Coronado Drive
          Santa Clara, California 95054
          Attention: Chief Executive Officer
          Facsimile: (408) 486-5914

          ChipPAC Limited
          Road Town
          Tortola, British Virgin Islands
          Facsimile: (284) 494-3547

          ChipPAC Operating Limited
          (Name to be changed to
          ChipPAC International Company Limited)
          Road Town
          Tortola, British Virgin Islands
          Facsimile: (284) 494-3547

          To SXI:
          ------

          c/o Citicorp Venture Capital, Ltd.
          399 Park Avenue
          New York, New York 10043
          U.S.A.
          Attention:  Michael A. Delaney
                      Paul C. Schorr IV
          Facsimile:  (212) 888-2940


     4. Assignment. None of the Companies may assign any obligations hereunder to any other party without the prior written consent of SXI (which consent shall not be unreasonably withheld), and SXI may not assign any obligations hereunder to any other party without the prior written consent of the Companies (which consent shall not be unreasonably withheld); provided that SXI may, without consent of the Companies, assign its rights and obligations under this Supplemental Agreement to any of its affiliates (but only if such affiliate is a person or entity (excluding any SXI portfolio

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companies) controlled by SXI, or in the case of an affiliate which is a partnership, only if SXI is the ultimate general partner of such partnership) or to Citicorp Venture Capital Ltd. The assignor shall remain liable for the performance of any assignee.

     5. Successors. This Supplemental Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

     6. Counterparts. This Supplemental Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

     7. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Supplemental Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Supplemental Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by any authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     8. Lapse. This Supplemental Agreement shall terminate and be of no force and effect if the conditions set forth in Section 2 have not been satisfied on or prior to December 31, 2000.


                     *     *     *     *     *     *     *



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     IN WITNESS WHEREOF, each of the Parties have caused this Supplemental
Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


                              CHIPPAC, INC.


                              By /s/ Robert Krakauer
                                 --------------------------------------
                                 Name (Please print): Robert Krakauer
                                 Title:


                              CHIPPAC LIMITED


                              By /s/ Richard Parsons
                                 --------------------------------------
                                 Name (Please print): Richard Parsons
                                 Title: Director


                              CHIPPAC INTERNATIONAL COMPANY
                              LIMITED


                              By /s/ Richard Parsons
                                 --------------------------------------
                                 Name (Please print): Richard Parsons
                                 Title: Director


                              SXI GROUP LLC


                              By /s/ Paul C. Schorr
                                 ---------------------------------------
                                 Name (Please print): Paul C. Schorr
                                 Title: Authorized Signatory





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